FARBER, BLICHT & EYERMAN, LLP
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Certified Public     255 Executive Drive, Suite 215     Telephone (516) 576-7040
Accountants          Plainview, NY  11803-1715          Facsimile (516) 576-1232




                                                                    May 23, 1996




Securities and Exchange Commission
Washington, D.C.

                         RE:  United Vanguard Homes, Inc.
                              Commission File Number 0-5097

Gentlemen:

     We were previously principal accountants for United Vanguard Homes, Inc. and under dates of June 20, 1994 and June 20, 1995, we reported on the consolidated financial statements of United Vanguard Homes, Inc. as of and for the years ended March 31, 1994 and 1995. On May 16, 1996, our appointment as principal accountants was terminated, subject to our completion of the audit of the Company's financial statements as of and for the nine months ended December 31, 1995. We have read United Vanguard Homes, Inc.'s statements included under
Item 4 of its Form 8-K dated May 16, 1996 and we agree with such statements.

                                   Very truly yours,

                                   FARBER, BLICHT & EYERMAN, LLP


                                   /s/ Steven H. Eyerman
                                   ---------------------
                                   Steven H. Eyerman